Exhibit 10.5

Lease Agreement

Party A: Shenzhen Semidux Technologies Limited

Contact: He Qiuhong

Contact number:

Address: 1802, 18th Floor, Yuemeite Building, No. 1, Gaoxin South 7th Road, Gaoxin Park, Yuehai Street, Nanshan District, Shenzhen

Party B: Dongguan Xinchengyuan Property Management Co., LTD

Contact person: Mr. Chen

Contact number:

Address: No.108, No.6, Fifth Street, Yinsha Road, Shabian, Chang'an Town, Dongguan City

In accordance with the relevant laws and regulations of the People's Republic of China, the two parties have negotiated on matters related to venue leasing.

Agreement was reached as follows:

1. Leased Venue

Location: 4th Floor, No. 355, Xiaojie JiaoJie South Road, Humen Town, Dongguan City, Guangdong Province, China. The site covers an area of 2200 square meters, which is used for office and warehouse.

2. Lease term

From June 1, 2023 to May 31, 2024, a total of 1 year.

3. Renewal of the lease

The contract shall be renewed in the following way:

1.If Party A intends to continue to rent the property after the lease expires, it shall notify Party B in writing in advance, and Party B shall give a written reply on whether it agrees to renew the lease before the lease expires. If Party B agrees to renew the lease, both parties shall sign a new lease contract. If Party B fails to give a written reply before the expiration of the lease, it shall be deemed that Party B agrees to renew the lease for an indefinite period with the same rent standard.

2. Party A shall have the priority to rent the site under the same conditions if there is no breach of the lease term. If Party A has no intention to renew the lease, it shall notify Party B in writing prior to the lease term. If Party A is in breach of the lease, Party B shall decide whether to renew the lease.

4. Rent and Utilities

During the lease term, the monthly rent is RMB 27,060 (in words: Twenty-seven thousand and sixty yuan). The rent shall be paid monthly. The rent shall be paid in full before the 5th day of each month (in case of holidays, it will be postponed).

Utilities will be measured according to the actual use and will be paid monthly; electricity charging standard: ¥1.3 yuan/KWH, water charging standard: ¥6 yuan/ton. Party A shall timely transfer all the aforementioned fees to Party B by bank transfer, including the account name, bank of deposit and the following:

Account name: Dongguan Xinchengyuan Property Management Co., LTD

Account bank: Dongguan Changan Wusha Branch of China Construction Bank Co., LTD

Bank account number:

Party B shall, within 10 days upon receipt of the aforesaid rent, water, electricity, and other expenses, issue the corresponding bills, and the taxes shall be paid separately. If the invoice needs to be issued on behalf of Party A, the tax shall be borne by Party A.

5. Security Deposit

Whether to charge deposit shall be separately agreed upon by both parties through negotiation.

6. Insurance

1. The scope of insurance covered by Party B is public liability insurance and fire insurance.

2. Party A shall insure its own equipment and facilities on the premises.

7. Rights and Obligations of Party B

1. To formulate rules and regulations concerning public security, fire control, health, electricity consumption, business hours, etc., and to be responsible for supervising their implementation.

2. Assist administrative authorities at all levels to supervise, educate and rectify Party A in case of violations of relevant regulations.

3. Party B shall, as agreed, provide Party A with the venue and related supporting facilities and operating conditions to ensure Party A's normal use.

4. Party B shall not interfere with Party A's normal business activities unless expressly agreed upon.

8. Rights and Obligations of Party A

1. Party A shall have the right to supervise Party B's performance of obligations agreed herein.

2. Consciously abide by the rules and regulations formulated by Party B according to law, provide permits and licenses when required, and obey the supervision and management of Party B Reason.

3. Rent should be paid on time and pay all taxes that should be borne.

4.Party A shall take good care of and use the facilities in the site in a reasonable way. If Party A needs to change the facilities, it shall obtain the consent of Party B first. If Party A causes damage，it should be liable for repair or compensation.

5. In case of transferring the site to a third person or exchanging the site with other tenants, Party B's written consent shall be obtained first.

Party A shall go through the relevant procedures according to the regulations, and shall not rent, transfer or lend the business license.

6. Party A shall provide the record information about themselves or their enterprises according to Party B's requirements.

7. The right to publish advertisements on the facade of the building and inside the building within the scope of non-leased premises belongs to Party B. Without Party B's consent, Party A may not publish advertisements within the scope of leased premises.

Without Party B's consent, Party A shall not carry out advertising in any form within the above scope. 8.

8. Party A shall not change the use of the leased premises during the lease period.

9. Termination of the Contract

Under any of the following circumstances, Party B shall have the right to terminate the contract and Party A shall pay the liquidated damages in accordance with the aforesaid standard:

1. Failure to use the site according to the agreed purpose and failure to correct after Party B's written notice.

2. Engaging in other illegal activities for a cumulative number of times or being exposed by the news media, resulting in adverse effects.

3. Arbitrarily sublet, transfer, or lend the venue to a third party, or exchange the venue with other tenants.

4. Failing to pay the rent, water, electricity, and other charges within the overdue period.

5. Violating the relevant provisions of the security deposit agreement.

6. Failing to carry out business activities for consecutive days without the consent of Party B.

7. If Party B or Party A needs to terminate this Contract in advance due to its own reasons, it shall notify the other party in writing days in advance, go through the formalities for rescinding the lease after reaching a consensus through consultation, and pay the other party liquidated damages in accordance with the standard. If Party B terminates the contract in advance due to its own reasons, in addition to paying liquidated damages as agreed, Party B shall also reduce the corresponding rent and refund the deposit and profit Interest.

10. Other liabilities for breach of contract

1. If Party B fails to provide the site or facilities or conditions such as water, electricity, etc. according to the agreement, which makes Party A unable to use the site normally, Party A shall reduce the rent accordingly, and Party A has the right to request Party B to continue to perform the contract or terminate the contract, and to request Party B to compensate for the corresponding losses.

Party B shall have the right to request Party B to continue to fulfill the contract or terminate the contract, and request Party B to compensate the corresponding losses.

2. If Party B fails to take out insurance according to the agreement so that Party A can't get compensation for the corresponding loss, Party B shall bear the compensation responsibility.

3. Party A fails to pay for the insurance in accordance with the agreement.

3. If Party A fails to pay the rent or water and electricity expenses according to the agreement, Party B shall pay 0.5% of the late rent or expenses to Party B every day.

Party A shall pay Party B a daily penalty of 0.5% of the delayed rent or fees if Party A fails to pay the rent or utilities as agreed.

11. Disclaimer

If the venue is not suitable for use or rental due to force majeure or other reasons not attributable to either party, Party B shall reduce the corresponding rent. If the venue cannot be restored, this Contract shall be automatically terminated and Party A shall be refunded the deposit and rent，Neither party shall be liable for breach of contract.

12. Repair and maintenance of special facilities and venues

1. Party A shall have the exclusive right to use the facilities of the lease object during the lease term. Party A shall be responsible for the maintenance, maintenance and annual audit of the special facilities in the Leased premise and ensure that the special facilities are in reliable operation condition along with the Leased premise upon termination of this Contract Return the lease to Party B. Party B has the right of inspection and supervision.

2. Party A shall be responsible for the proper use and maintenance of the lease appendages, and shall be responsible for any possible failure and damage ，The danger shall be eliminated in time to avoid all possible hidden dangers.

3. Party A shall take good care of the leased premise during the lease term. If the Leased premise is damaged due to improper use by Party A, Party A shall，Party A shall be responsible for repair and maintenance at Party A's expense.

4. During the term of the lease, if Party A needs to carry out renovation or reconstruction of the leased premise, it shall submit the renovation or reconstruction design plan to Party B in advance and obtain the approval of Party B. At the same time, it shall report to relevant government departments for approval. If the renovation or reconstruction plan may affect the common part and other adjacent users, Party B may raise objections to the partial plan, and Party A shall provide such objections Modify. Alteration and decoration expenses shall be borne by Party A.

5. If Party A's renovation and reconstruction plan may affect the owner structure of the lease, Party A shall consult Party B and the original Party Only with the written consent of the designer can the renovation be carried out.

13. Return of the leased space

If the lease term fails to be renewed or the contract is terminated early due to resistibility or other reasons, Party A shall return the leased venue and the supporting facilities provided by Party B to Party B in a good and suitable condition within days after the lease term or termination. A，If Party B refuses to return the goods, Party B shall have the right to take necessary measures to recover them and Party A shall be liable for the losses caused thereby.

14. Representations and warranties

Party B:

1. Party B is a lawfully established and lawfully existing enterprise and has the right to sign and the ability to perform this Contract.

2. All formalities necessary for Party B to sign and perform this Contract have been completed and are legal and valid.

3. At the time of signing this Contract, no court, arbitration institution, administrative authority or regulatory authority has done anything ，Any judgment, ruling, award or specific administrative act which may have a material adverse effect on Party B's performance hereof.

4. Party B has completed all internal authorization procedures required for signing this Contract, and the contract is signed by Party B Legal representative or authorized representative. This contract shall be legally binding upon both parties after it comes into force.

Party A:

1. Party A is a lawfully established and existing enterprise and has the right to sign and the ability to perform this contract.

2. All formalities necessary for Party A to sign and perform this Contract have been completed and are legal and valid.

3. At the time of signing this Contract, no court, arbitration institution, administrative authority or regulatory authority has done anything，any judgment, ruling, award or specific administrative act which may have a material adverse effect on Party A's performance hereof.

4. Party A has completed all internal authorization procedures required for the execution of this Contract, and the contract is signed by Party A，Legal representative or authorized representative. This contract shall be legally binding upon both parties after it comes into force.

15. Confidentiality

Both parties undertake to keep confidential the trade secrets (technical information, business information and other trade secrets) obtained from the other party and not available through public channels. Without the consent of the original supplier of the trade secret, neither party shall disclose the whole or part of the trade secret to any third party. However, laws and regulations provide otherwise or the parties agree otherwise，except as determined. The confidentiality period is one year.

If either party breaches the above confidentiality obligation, it shall bear the corresponding liability for breach of contract and compensate for the losses caused thereby.

16. Force majeure

For this Contract, force majeure refers to unforeseeable, insurmountable and unavoidable objective events that have a significant impact on a party, including but not limited to natural disasters such as flood, earthquake, fire, storm, etc.，Events such as war, unrest, government action, etc.

If the contract cannot be performed due to the occurrence of a force majeure event, the party affected by the force majeure event shall immediately inform the other party in writing of the circumstances, and shall provide details of the accident and the contract cannot be performed or needs to be extended within days. Written performance documents shall be agreed upon by both parties to terminate the contract or temporarily delay the performance of the contract.

17. Notice

1. All notices required to be given under this Contract, as well as documents exchanged between the parties and notices related to this Contract, and requests, etc., must be in writing and may be sent by letter, fax, telegram, face to face, etc. If the above methods cannot be served, service by public notice may be adopted.

2. The mailing address of each party is as follows:

Party A: 1802, 18th Floor, Yuemeite Building, No. 1, Gaoxin South 7th Road, Gaoxin Park, Yuehai Street, Nanshan District, Shenzhen

Party B: No.108, No.6, Fifth Street, Yinsha Road, Shabian, Chang 'an Town, Dongguan City

3. If either party changes its notification or correspondence address, it shall notify the other party in writing within days from the date of change; The party who fails to notify shall bear the corresponding liability arising therefrom。

18. Settlement of disputes

1. This Contract shall be governed by and construed in accordance with the laws.

2. Any dispute arising from the performance of this Contract shall be settled by the parties through negotiation or by the relevant departments Mediation; If consultation or mediation fails, it shall be settled in the first of the following ways：

(1) Submit the case to arbitration commission for arbitration;

(2) bring a suit in a people's court according to law.

19. Interpretation

This Contract shall be understood and interpreted in accordance with the purpose of the contract and the original meaning of the text，For convenience of reading, shall not affect the interpretation of this Contract.

20. Supplements and annexes

Any matters not covered herein shall be subject to relevant laws and regulations. In the absence of such provisions, Party A and Party B may enter into a written supplementary agreement. The annexes and supplementary contracts are integral parts of this Contract Shall have the same legal effect as this Contract.

21. Validity of contract

This Contract shall come into force upon being signed and sealed by both parties or their legal representatives or authorized representatives. It is valid for one year from June 1, 2023 to May 31, 2024. This contract is made in two originals. Each party shall hold one copy, which shall have the same legal effect.

Party A (Seal)：/s/ Shenzhen Semidux Technologies Limited

Authorized representative (Signature)：

Date of signing：07/06/2023

Party B (seal)：/s/ Dongguan Xinchengyuan Property Management Co., LTD

Authorized representative (signature)：

Date of signing：06/01/2023